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HCSB Financial Corporation
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HCSB FINANCIAL CORPORATION
5201 Broad Street
Loris, South Carolina 29569

Notice of Annual Meeting of Shareholders

To Our Shareholders:

        You are cordially invited to attend the 2006 Annual Meeting of Shareholders of HCSB Financial Corporation the holding company for Horry County State Bank. This letter serves as your official notice that the annual meeting will be held on April 27, 2006 at 7:00 p.m. at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, for the following purposes:

1.	To elect six members to the Board of Directors;

2.	To transact any other business that may properly come before the meeting or any adjournment of the meeting

        Shareholders owning our common stock at the close of business on March 10, 2006 are entitled to attend and vote at the meeting. A complete list of shareholders will be available at the Company's offices prior to the meeting. At the meeting, we will report on our performance in 2005 and answer your questions. We are excited about our accomplishments in 2005 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        Please use this opportunity to take part in affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

/s/ James R. Clarkson
James R. Clarkson
President and Chief Executive Officer

Loris, South Carolina
March 27, 2006

HCSB FINANCIAL CORPORATION
5201 Broad Street
Loris, South Carolina 29569

PROXY STATEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 27, 2006

        Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

         The Board set March 10, 2006 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,784,938 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exist.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your brokerage or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card you appoint Johnny C. Allen and Russell R. Burgess, Jr. as your representatives at the meeting. Mr. Allen and Mr. Burgess will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Allen and Mr. Burgess will vote your proxy for the election to the Board of Directors of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Allen and Mr. Burgess will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or voting in person at the meeting. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 27, 2006.

PROPOSAL NO 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors will expire at the 2007 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2008 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III
D. Singleton Bailey	William H. Caines	Johnny C. Allen
Franklin C. Blanton	James R. Clarkson	Clay D. Brittain, III
T. Freddie Moore	J. Lavelle Coleman	Russell R. Burgess, Jr.
Carroll D. Padgett, Jr	Boyd R. Ford, Jr.	Larry G. Floyd
	Randy B. Hardee	Tommie W. Grainger
Gwyn G. McCutchen, D.D.S.

        The Board of Directors has determined that it is in the best interest of the Company and its shareholders to increase the size of the board from 15 to 17 directors. In addition to the existing Class I directors, the Board has nominated two additional individuals to serve as Class I directors. Shareholders will elect six nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2009 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the six nominees receiving the highest number of votes will be elected.

        The Board of Directors recommends that you elect Michael S. Addy, D. Singleton Bailey, Franklin C. Blanton, Rachel B. Broadhurst, T. Freddie Moore, and Carroll D. Padgett, Jr.

        If you submit a proxy but do not specify how you would like to be voted, Mr. Allen and Mr. Burgess will vote your proxy to elect Mr. Addy, Mr. Bailey, Mr. Blanton, Ms. Broadhurst, Mr. Moore and Mr. Padgett. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Allen and Mr. Burgess will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees:

        Michael S. Addy, 54, has been President of Addy’s Harbor Dodge, Inc. and MSA, Inc. in Myrtle Beach, S.C., since 1990, and is Managing Member of Addy’s Limited Liability Company. Mr. Addy received his B.S. degree in Business Administration from the University of South Carolina in 1973. He is a member of the Myrtle Beach Sertoma Club and serves as the Treasurer of the Carolina Dodge Dealers Advertising Association.

        D. Singleton Bailey, 55, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Mr. Bailey has been the President of Loris Drug Store, Inc., located in Loris, S.C. since 1988. He received a B.A. degree in sociology from Wofford College in 1972. Mr. Bailey now serves as the Secretary of the Board of Directors of the Company and the Bank.

        Franklin C. Blanton, 61, has served as a director of the Company since its formation in 1999 and the Bank since 1987. Mr. Blanton has been the President of Blanton Supplies, Inc. in Loris, S.C. since 1981 and of Blanton Supplies in Little River, Inc., in Little River, S.C. since 1985. He presently serves as director of Loris Healthcare System, Inc. and the Coastal Carolina University Education Foundation. Mr. Blanton is a past Chairman of the Horry County Board of Education and also a past President of the Independent Builders Supply, Inc. He received his B.S. degree in Business Administration from Campbell University in 1968.

        Rachel B. Broadhurst, 64, has been President of Century 21 Broadhurst & Associates, Inc. and of Barefoot Vacations, Inc. in Myrtle Beach, S.C., since 1974. Ms. Broadhurst is a former member of the Myrtle Beach City Council and a former Chairperson of the Myrtle Beach Board of Adjustments and Planning and Zoning Board of Appeals. She is a member of the Myrtle Beach Rotary Club and the Myrtle Beach Chamber of Commerce and has served on the Chamber’s Board of Directors. Ms. Broadhurst is a past President of the Myrtle Beach Pilot Club and a past President of the Myrtle Beach Business and Professional Women’s Club. She is a former member of the Horry County Cancer Society and served as President and Chairperson of the Board of Directors for this organization. Ms. Broadhurst is also a former member of the Ocean View Memorial Foundation.

        T. Freddie Moore, 65, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Mr. Moore has been the President of Gateway Drug Store, Inc., in Loris, S.C. since 1974. He received his B.S. degree in Pre-Medicine from The Citadel in 1963 and a B.S. degree in Pharmacy in 1966 from the Medical University of South Carolina.

        Carroll D. Padgett, Jr., 58, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Mr. Padgett has been a practicing attorney at Carroll D. Padgett, Jr., P.A. in Loris, S.C. since 1974. Mr. Padgett received his B.S. degree in Political Science from the University of Georgia in 1969 and received his Juris Doctorate from the University of South Carolina Law School in 1972.

        Set forth below is also information about each of the Company’s other directors and each of its executive officers. Each of the following directors is also a director of our bank.

        Johnny C. Allen, 59 has served as a director of the Company and of the Bank since 2002. Mr. Allen served as the Horry County Treasurer from 1983 until his retirement in 2005. He attended the University of South Carolina.

        Clay D. Brittain, III, 51, has served as a director of the Company and of the Bank since 2002. Mr. Brittain received his B.A. degree in Economics from Wofford College in 1977 and received his Juris Doctorate from the University of South Carolina Law School in 1980. He is an attorney in the firm of Thompson & Henry, PA in Myrtle Beach, S.C. Mr. Brittain presently serves as Vice Chairman of the Board of Directors of both the Company and the Bank.

        Glenn R. Bullard, 55, is the Executive Vice President of the Company and of the Bank. He served as Vice President and Manager of our Little River office from February 1997 through December 1999. Mr. Bullard received his B.S. degree in Business Administration from the University of South Carolina in 1977.

         Russell R. Burgess, Jr., 63, has served as a director of the Company since its formation in 1999 and of the Bank since 1998. Mr. Burgess has been the owner of Aladdin Realty Company in North Myrtle Beach, S.C. since 1980 and also the owner and broker-in-charge of Burgess Realty & Appraisal Service in North Myrtle Beach S.C. since 1990. He is a former member of the North Myrtle Beach City Council. He also serves on the Board of Directors of Beechwood Golf Club. Mr. Burgess received a B.S. degree in Biology from Campbell University in 1966.

        William H. Caines, 69, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. He received a B.S. degree in Physical Education from Erskine College in 1962. Mr. Caines has been the President of Caines Realty & Appraisals, Inc. in Loris, S.C. since 1989.

        James R. Clarkson, 55, has served as President, Chief Executive Officer and director of the Company since its formation in 1999 and of the Bank since 1987. He received his B. A. degree in Economics from Clemson University in 1973. He is a 1985 graduate of the Graduate School of Banking at Louisiana State University, where he presently serves on the faculty. Mr. Clarkson is also an instructor and a course coordinator for the South Carolina Bankers School and past chairman of the school. He presently serves as a director of Horry Telephone Cooperative, Inc., and a member of the Loris Healthcare System’s Strategic Planning Committee.

        J. Lavelle Coleman, 66, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Mr. Coleman is retired from Tabor City Oil Co., Inc. in Tabor City, N.C. He attended East Carolina University.

         Larry G. Floyd, 65, has served as director of the Company and of the Bank since 2002. He attended the University of South Carolina and the Ringling School of Art in Sarasota, Florida. Mr. Floyd has been the President of Floyd’s Insulation, Inc. since 1975 and Cherry Grove Sales, Inc. in North Myrtle Beach, S.C. since 1988.

        Boyd R. Ford, Jr., 66, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. He received his B.S. degree in Business Administration from the University of South Carolina in 1962. Mr. Ford is retired from Ford Fuel Services, Inc. and Ford’s Propane Gas, Inc. in Loris, S.C.

         Tommie W. Grainger, 67 has served as a director of the Company since its formation in 1999 and of the Bank since 1998. He graduated from the Forest Ranger School of the University of Florida in 1959 with an associated degree in Forestry. Mr. Grainger has been the President of Coastal Timber Co., Inc. in Conway, S.C. since 1966.

        Randy B. Hardee, 48, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. He received his B.S. degree in Accounting from Clemson University in 1979. Mr. Hardee is an accounting practitioner and has been the President of Hardee Business Services, P.C. in Loris, S.C. since 1981. Mr. Hardee presently serves as Chairman of the Board of Directors of both the Company and the Bank.

         Gwyn G. McCutchen, D.D.S., 62, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Dr. McCutchen received his B.S. degree in Biology in 1966 from Presbyterian College and his D. D. S. from the Medical College of Virginia Dentistry in 1970. Dr. McCutchen has been a dentist in Loris, S.C. since 1970.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table shows the compensation we paid for the years ended December 31, 2003 through 2005 to our chief executive officer and all other executive officers who earned over $100,000 for the year ended 2005 (collectively, the “named executive officers”).

Summary Compensation Table

				Long Term
				Compensation Awards
				Securities
	Annual Compensation			Underlying	Performance Vested		All Other
Names and Principal Position	Year	Salary	Bonus	Stock Options	Restricted Stock		Compensation
James R. Clarkson	2005	$195,300	$7,480	3,406	$77,214	(1)	$11,468	(3)
President and Chief	2004	$192,200	$6,957	4,312	$71,875		$10,648
Executive Officer of	2003	$156,000	$12,885	-	-		$14,908
the Company and the
Bank

Glenn R. Bullard	2005	$130,000	$5,950	1,893	$42,908	(2)	$8,825	(4)
Executive Vice	2004	$115,000	$3,212	2,174	$36,225		$7,766
President of the	2003	$100,000	$2,823	-	-		$10,680
Company and the
Bank

(1)	The value of 2,271 shares of performance vested restricted stock based on a value of $34.00 per share on the date the award was granted. The number and market value of unvested shares of restricted stock at December 31, 2005 were 5,232 shares and $151,239.

(2)	The value of 1,262 shares of performance vested restricted stock based on a value of $34.00 per share on the date the award was granted. The number and market value of unvested shares of restricted stock were 2,754 shares and $80,208.

(3)	Includes life insurance premiums of $82.11, disability insurance premiums of $9.78, health/dental insurance premiums of $3,564.00, and 401 (k) contributions of $7,812.00.

(4)	Includes life insurance premiums of $54.60, disability insurance premiums of $6.50, health/dental insurance premiums of $3,564.00, and 401 (k) contributions of $5,200.00.

Grants of Options in Last Fiscal Year

        The following table sets forth information concerning the grant of incentive stock options to our named executive officers during the year ended December 31, 2005.

	Number of	Percent of
	Securities	Total Options	Exercise or
	Underlying	Granted to	Base Price
	Options	Employees in	(Dollar per	Expiration
	Granted	Fiscal Year	Share)	Date

James R. Clarkson	3,406	19.79%	$34.00	2/17/2015

Glenn R. Bullard	1,893	11.00%	$34.00	2/17/2015

        In 2005, in addition to the incentive stock options and performance vested restricted stock awards shown in the above tables, we also granted 11,908 incentive stock options and 7,937 performance vested restricted stock awards respectively to other employees of the Bank pursuant to the HCSB Financial Corporation Omnibus Stock Ownership and Long Term Incentive Plan approved by our Board of Directors and shareholders in 2004. We may grant a total of 144,834 incentive stock options and 144,834 performance vested restricted stock awards respectively to our officers and employees under the HCSB Financial Corporation Omnibus Stock Ownership and Long Term Incentive Plan.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

        The following table sets forth information with respect to options exercised during the fiscal year ended December 31, 2005 and remaining unexercised options at the end of the fiscal year for the named executive officers.

	Shares	Dollar	Number of Securities		Value of Unexercised
	Acquired	Value	Underlying Unexercised		In-the-Money Options
	on Exercise	Realized	Options at Fiscal End		at Fiscal Year End
Name	Number	Amount	Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)

James R. Clarkson	-	-	862	6,856	$10,344	$51,618

Glenn R. Bullard	-	-	434	3,633	$ 5,208	$26,559

(1)	The values shown equal the difference between the exercise price of unexercised in-the-money options and $37.00, which is the most recent trade of which we are aware. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.

Employment Agreements

        Neither the Company nor the Bank has entered into any employment agreements with any of our officers or employees.

Director Compensation

        During the year ended December 31, 2005, directors received fees of $500 per month, and outside directors received an additional $100 fee for each applicable committee meeting attended.

SECURITY OWNERSHIP OF CERTAINBENEFICIAL
OWNERS AND MANAGEMENT

General

        The following table shows how much common stock is owned by our directors and executive officers and by owners of more than 5% of the outstanding common stock, as of March 3, 2006. The mailing address for each beneficial owner is care of HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569. Unless otherwise indicated in footnotes, the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program.

			Percentage of
	Number of	Right	Beneficial
Name	Shares Owned	To Acquire (1)	Ownership (2)
Michael S. Addy	1,195		*
Johnny C. Allen	1,529		*
D. Singleton Bailey	21,605		1.21%
Franklin C. Blanton	42,890		2.40%
Clay D. Brittain, III	2,668		*
Rachel B. Broadhurst	74		*
Glenn R. Bullard (3)	6,364	1,247	*
Russell R. Burgess, Jr	2,769		*
William H. Caines	1,029		*
James R. Clarkson (4)	17,684	2,405	1.12%
J. Lavelle Coleman	8,510		*
Larry G. Floyd	5,329		*
Boyd R. Ford, Jr.	53,992		3.02%
Tommie W. Grainger	22,843		1.28%
Randy B. Hardee	12,993		*
Gwyn G. McCutchen, D.D.S	15,536		*
T. Freddie Moore	8,913		*
Carroll D. Padgett, Jr	14,704		*

Executive officers and directors
as a group (18 persons)	240,553	3,652	13.65%

* Less than 1%

(1)	Includes shares that may be acquired within the next 60 days by exercising stock options but does not include any other stock options.

(2)	For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 1,784,938 shares of common stock outstanding on March 3, 2006. Mr. Bullard owns 2,836 shares of restricted stock for which he has voting power but no power of disposition.

(3)	Mr. Clarkson owns 5,388 shares of restricted stock for which he has voting power but no power of disposition.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During the year ended December 31, 2005, the Board of Directors of the Company held eight meetings and the Board of Directors of the Bank held twelve meetings. All of the directors of the Company and of the Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they serve.

        The Company has a formal policy of corporate governance principles which sets forth that directors are expected to attend the annual meeting of shareholders of HCSB Financial Corporation. Fourteen of our directors attended the 2005 annual meeting of shareholders.

        Our Board of Directors has implemented a process for shareholders of the company to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the secretary of the company, at HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569. The secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

        The Board of Directors of the Company has appointed an Audit Committee. The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory agencies and the Bank’s internal auditor and determining that all audits and examinations required by law are performed. The Committee reports its finding to the Board of Directors. The Audit Committee also recommends to the Board of Directors the appointment of the independent accounting firm. During 2005, the Audit Committee met three times. The members of the Audit Committee in 2005 were Johnny C. Allen, D. Singleton Bailey, Clay D. Brittain, III, Gwyn G. McCutchen, D.D.S., T. Freddie Moore and Carroll D. Padgett, Jr. Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ National Market. The Board of Directors has adopted an Audit Committee charter, which was attached to our proxy statement for the 2005 annual shareholders meeting.

        None of the current members of the Audit Committee nor any other member of our Board qualifies as an “Audit Committee Financial Expert” as defined under the rules of the Securities and Exchange Commission. As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our Board and otherwise meet our requirements for service. At a present, we do not know if or when we will appoint a new Board member who qualifies as an Audit Committee Financial Expert.

        Although none of the members of our Audit Committee qualify as “financial experts” as defined in the SEC rules, each of our Audit Committee members has made valuable contributions to the Company and its shareholders as members of the Audit Committee. The Board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

        The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed under such acts.

        The Audit Committee has reviewed and discussed with management the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received from the independent auditors the written disclosures and the letters required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit committees”) and has discussed with the independent auditor’s independence from the Company and its management. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audit financial statements be included in the Company’s Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the SEC.

        The report of the Audit Committee is included herein at the direction of its members, Johnny C. Allen, D. Singleton Bailey, Clay D. Brittain, III, Gwyn G. McCutchen, D.D.S., T. Freddie Moore, Carroll D. Padgett, Jr.

Other Committees

        The Board of Directors has appointed a Compensation Committee. This committee evaluates the performance of the Chief Executive Officer and other senior executives and determines their compensation, including grants, awards, and bonuses under incentive compensation plans. The Compensation Committee administrates the Company’s stock option plans and makes recommendations to the Board of Directors as to incentive compensation plans and equity-based plans, including awards and grants with each plans. In addition, the Compensation Committee is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company.

        The members of the Compensation Committee in 2005 were D. Singleton Bailey, William H. Caines, J. Lavelle Coleman, Boyd R. Ford, Jr., Tommie W. Grainger, Gwyn G. McCutchen, D.D.S., and Carroll D. Padgett, Jr. Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ National Market. During 2005, the Compensation Committee met one time. Our Board of Directors has adopted a Compensation Committee Charter.

        On January 26, 2005, the Board of Directors appointed a Nominating Committee and adopted a Nominating Corporate Governance Charter. Although the charter is not available on the Company’s website, it was attached to our proxy statement for the 2005 annual shareholders meeting. The Nominating Committee’s primary purposes are to (1) identify, screen, recruit and nominate director candidates to the Board; (2) develop, recommend and oversee corporate governance policies of the Company; and (3) establish and administer processes to evaluate the effectiveness of the Board, committees and management. The Nominating Committee currently consists of Franklin C. Blanton, Clay D. Brittain, III, Russell R. Burgess, Jr., Larry G. Floyd and Tommie W. Grainger. Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ National Market. Although the Nominating Committee did not meet in 2005, it met twice in the first quarter of 2006 to approve director nominations and to otherwise fulfill its duties.

        Our Nominating Committee will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws. Shareholders must deliver nominations in writing to the secretary of the Company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to a vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangement or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Security and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        In evaluating such recommendations, the Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should also have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interest of our shareholders.

        Our Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to their attention through current members of the Board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the Board, and may be considered at any point during the year. The Committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the Committee uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

        Michael S. Addy and Rachel B. Broadhurst were brought to the attention of our Board and Nominating Committee as potential nominees by our chief executive officer. The Company does not pay a third party to assist in identifying and evaluating candidates.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

        The Company and the Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates. It is the Company’s policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or the Bank. Loans to individual directors and officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

INDEPENDENT AUDITOR

        We have selected the firm of Elliott Davis, LLC to serve as our independent auditors for the year ending December 31, 2006. We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

        The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2005 and 2004:

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004
Audit Fees	$51,405	$39,934
Audit-Related Fees	11,410	2,820
Tax Fees	3,725	2,875
All Other Fees	600	575

Total	$67,140	$46,204

Audit Fees.  This category includes the aggregate fees billed for each of the last two fiscal years for professional services rendered by Elliott Davis, LLC for the audit of our annual financial statements and for reviews of the condensed financial statements included in our quarterly reports on Form 10-QSB.

Audit-Related Fees.  This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2005 and 2004. These services principally included limited consultation in assisting with the planning and documentation requirements of the Sarbanes-Oxley Act.

Tax Fees.  This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2005 and 2004. These services include preparation of state and federal tax returns for the Company and its subsidiary.

All Other Fees.  This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2005 and 2004. These other services consisted primarily of the preparation of the Form 5500.

Oversight of Accountants; Approval of Accountant Fees.  Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The audit committee has delegated approval of non-audit services and fees to the chairman of the audit committee for presentation to the full audit committee at the next scheduled meeting. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, the company’s directors, its executive officers, and certain individuals are required to report periodically their ownership of the company’s common stock and any changes in ownership to the SEC. Based on review of Forms 3, 4, and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 2005.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

        If shareholders wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2007 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than November 24, 2006. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company’s bylaws relating to shareholder proposals in order to be included in the Company’s proxy materials. A copy of our bylaws is available upon written request.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the Company’s proxy materials, must comply with the Company’s bylaws. Proposals must be delivered between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

March 27, 2006

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF
HCSB FINANCIAL CORPORATION

To be held on April 27, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Johnny C. Allen and Russell R. Burgess, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of HCSB Financial Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, at 7:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement as follow:

1.	PROPOSAL to elect six identified Class I directors to serve for three year terms.

Michael S. Addy
D. Singleton Bailey
Franklin C. Blanton
Rachel B. Broadhurst
T. Freddie Moore
Carroll D. Padgett, Jr.

FOR all nominees listed	WITHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: “FOR” the proposal to elect the six identified Class I directors to serve on the Board of Directors each for three-year terms.

Dated_____________________, 2006

_____________________________
     (Signature of Shareholder(s)

_____________________________
            Print name clearly

_____________________________
     (Signature of Shareholder(s)

_____________________________
            Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.